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                                                                   EXHIBIT 10.10

                            FORM OF VOTING AGREEMENT



                                    February     , 1998


The 1855 Bancorp
[address]

Ladies and Gentlemen

     The undersigned is a director of Sandwich Bancorp ("Sandwich") and is the beneficial holder of shares of common stock of Sandwich ("Sandwich Common Stock").

     Sandwich and The 1855 Bancorp ("1855 Bancorp") are considering the execution of an Affiliation and Merger Agreement ("Affiliation Agreement") contemplating the merger of a newly formed special-purpose subsidiary of Compass Bank, a Massachusetts stock savings bank and wholly owned subsidiary of 1855 Bancorp, with and into Sandwich, with Sandwich as the surviving corporation of the merger (the "Merger"), such execution being subject in the case of 1855 Bancorp to the execution and delivery of this letter agreement ("Agreement").
In consideration of the substantial expenses that 1855 Bancorp will incur in connection with the transactions contemplated by the Affiliation Agreement and in order to induce 1855 Bancorp to execute the Affiliation Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his capacity as a shareholder of Sandwich and not in his capacity as a director of Sandwich, as follows:

     1. The undersigned will vote or cause to be voted for approval of the Affiliation Agreement all of the shares of Sandwich Common Stock the undersigned is entitled to vote with respect thereto.

     2. The undersigned will not effect any transfer or other disposition of any of the undersigned's shares of Sandwich Common Stock until Sandwich's shareholders have voted to approve the Affiliation Agreement or until the Affiliation Agreement has been terminated pursuant to the terms thereof. In the case of any transfer by operation of law or otherwise, this Agreement shall be binding upon and inure to the benefit of the transferee. Any transfer or other disposition in violation of the terms of this paragraph 2 shall be null and void.

     3. The undersigned agrees that Sandwich's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Sandwich Common Stock, unless the transfer has been effected in compliance with the terms of this Agreement.

     4. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, 1855 Bancorp shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.
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     5. The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this agreement shall only apply to actions taken by the undersigned in his capacity as a shareholder of Sandwich and shall not in any way limit or affect actions the undersigned may take in his capacity as a director of Sandwich.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

                                   Very truly yours,


                                   _______________________


Accepted and agreed to as of
the date first above written:

THE 1855 BANCORP


By:__________________________
    Its

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